Salomon Brothers Series Funds Inc
                           Form N-SAR - June 30, 1998
                              Attachment - Item 77C
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               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

------------------------------------------------------------------------

If any matter has been submitted to a vote of security holders, furnish the following information:

1.(a)         The date of the meeting and whether it was an annual or special meeting.

                January 14, 1998 Special Meeting of Stockholders

               Describe  each  nonroutine  matter  voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each such matter.


               Proposal 1
               Approval of new management contract between Salomon Brothers Asset Management and the Series Funds.

               Fund                           Votes For              Votes Against
                                                                                              Votes Abstained
------------------------------------- --------------------- ---------------------- -------------------------
               Asia Growth Fund                                      1,657                    20,752
                                              1,107,467
------------------------------------- --------------------- ---------------------- -------------------------
------------------------------------- --------------------- ---------------------- -------------------------
               Total Return Fund                                     64,438                   337,695
                                              6,960,968
------------------------------------- --------------------- ---------------------- -------------------------
------------------------------------- --------------------- ---------------------- -------------------------
               High Yield Bond Fund                                                           944,785
                                              31,798,917             252,585
------------------------------------- --------------------- ---------------------- -------------------------
------------------------------------- --------------------- ---------------------- -------------------------
               Strategic Bond Fund                                   46,323                   196,684
                                              4,594,740
------------------------------------- --------------------- ---------------------- -------------------------
------------------------------------- --------------------- ---------------------- -------------------------
               National
Intermediate Municipal Fund                                          5                        153
                                              1,078,291
------------------------------------- --------------------- ---------------------- -------------------------
------------------------------------- --------------------- ---------------------- -------------------------
               U.S. Government
Income Fund                                                          4,991                    9,825
                                              1,150,485
------------------------------------- --------------------- ---------------------- -------------------------
------------------------------------- --------------------- ---------------------- -------------------------
               New York Municipal
Money Market Fund                                                                             3,927,102
                                              133,011,343            2,851,331
------------------------------------- --------------------- ---------------------- -------------------------
------------------------------------- --------------------- ---------------------- -------------------------
               Cash Management Fund                                  19,655                   275,544
                                              30,016,741
------------------------------------- --------------------- ---------------------- -------------------------
------------------------------------- --------------------- ---------------------- -------------------------
               Institutional Money
Market Fund                                                          0                        17,744
                                              321,655,827
------------------------------------- --------------------- ---------------------- -------------------------



               Proposal 2
               Approval of a new sub-advisory agreement between SBAM and SBAM Limited

               Fund                              Votes For               Votes Against              Votes Abstained
------------------------------------- --------------------- ---------------------- -------------------------
               Strategic Bond Fund                                       45,992                     195,737
                                                 4,596,018
------------------------------------- --------------------- ---------------------- -------------------------


               Proposal 4
               Approval of a new sub-advisory agreement between SBAM and SBAM AP

               Fund                              Votes For               Votes Against              Votes Abstained
------------------------------------- --------------------- ---------------------- -------------------------
               Asia Growth Fund                                          2,722                      17,588
                                                 1,109,566
------------------------------------- --------------------- ---------------------- -------------------------